SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 11, 2005

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⊠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 11, 2005, Federated Department Stores, Inc. ("Federated") issued a press release announcing Federated's financial condition and results of operations as of and for the 13 weeks ended April 30, 2005. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release referred to above contains a non-GAAP financial measure designated "cash used before financing activities." Management believes that cash used before financing activities is a useful measure in evaluating Federated's ability to generate cash from operating and investing activities. Management believes that excluding cash flows from financing activities from the calculation of this measure is particularly useful where such financing activities are discretionary, as in the case of voluntary debt prepayments and share repurchases. However, the reader is cautioned that any non-GAAP financial measures provided by Federated are provided in addition to, and not as an alternative for, Federated's reported results prepared in accordance with GAAP. Certain items that may have a significant impact on Federated's financial position, results of operations and cash flows must be considered when assessing Federated's actual financial condition and performance regardless of whether these items are included in these non-GAAP financial measures. Additionally, the methods used by Federated to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by Federated may not be comparable to similar measures provided by other companies.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits

		99.1	Press Release of Federated dated May 11, 2005.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: May 11, 2005	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary

Exhibit 99.1

Contacts:
Media - Carol Sanger
513/579-7764
Investor - Susan Robinson
513/579-7780

FOR IMMEDIATE RELEASE

Federated Reports 34% Increase in 1Q Earnings Per Share

CINCINNATI--(BUSINESS WIRE)--May 11, 2005--Federated Department Stores, Inc. (NYSE:FD)(PCX:FD) today reported diluted earnings per share of 71 cents for the fiscal first quarter of 2005, reflecting strong sales and margin performance in the first 13 weeks of the retail year. Earnings per share in the quarter exceeded the company's initial guidance of 45-50 cents and revised guidance of 65-70 cents a diluted share, and reflects an increase of 34 percent over diluted earnings per share of 53 cents for the first quarter of 2004.

"We obviously were very pleased with the quarter's results and our above-expectations sales performance, especially since these comparisons are against a strong first quarter last year," said Terry J. Lundgren, Federated's chairman, president and chief executive officer. "It demonstrates to us that focusing on sales is right for our business, and that our four key priorities - differentiated assortments, simplified pricing, an improved shopping experience and more effective marketing - are the right approach to making us a more attractive retailer."

Lundgren said the company's first quarter momentum is encouraging as Federated prepares to extend its priorities into May Co. stores following the merger of the two companies, which is expected to take place in the third quarter.

"We are more enthusiastic than ever before about the tremendous potential inherent in combining these two retail businesses, and eagerly await regulatory approvals so we may broadly communicate with May Co. employees to share the details of our exciting vision for the combined company," Lundgren said.

Operating Income/Cash Flow

Operating income in the first quarter ended April 30, 2005 was $252 million or 7.0 percent of sales. This is an increase of 16 percent over operating income of $217 million or 6.2 percent of sales for the first quarter of 2004. Federated's first quarter earnings last year included store closing and consolidation costs of $19 million or 0.5 percent of sales.

Cash flow from operating activities was $56 million in the first quarter of 2005, compared to $73 million in the same period last year. After first-quarter investing activities of $61 million this year and $110 million last year, cash used before financing activities was $5 million in the first quarter this year compared to $37 million in the same period last year.

The company repurchased no shares of Federated common stock in the first quarter. There were an average of 172.8 million diluted shares outstanding for the first quarter of 2005, compared to 184.2 million in the same period last year.

Net Income

Federated's net income in the first quarter of 2005 was $123 million, an increase of 27 percent compared to net income of $97 million in the same period last year.

Sales

Sales for the first quarter of 2005 totaled $3.605 billion, an increase of 2.5 percent from sales of $3.517 billion in the same period last year. On a same-store basis, Federated's year-to-date sales were up 2.6 percent. The company opened no new stores in the first quarter of 2005.

Looking Ahead

Federated is expecting to generate earnings of 80-85 cents a share in the second quarter, which ends July 30, 2005. Federated does not plan to update its second-half earnings forecast until a determination is made on the future of its credit business and the timing of the May merger transaction is known. The company noted, however, that the fundamental assumptions underlying its initial second-half projections have not changed.

Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales of more than $15.6 billion. Federated operates more than 450 stores in 34 states, Guam and Puerto Rico under the names of Macy's and Bloomingdale's. The company also operates macys.com and Bloomingdale's By Mail. www.fds.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Federated and May, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Federated's and May's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements because of a variety of factors, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of Federated and May stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; transaction costs associated with the renovation, conversion and transitioning of stores; competitive pressures from department and specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, and all other retail channels; and general consumer-spending levels, including the impact of the availability and level of consumer debt, and the effects of weather. Additional factors that could cause Federated's and May's results to differ materially from those described in the forward-looking statements can be found in the 2004 Forms 10-K of Federated and May filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

NOTE: Additional information on Federated is available on the Internet at www.fds/pressroom.com. A webcast of a call with financial analysts is slated to begin at 10:30 a.m. (ET) and is accessible to the media and general public either via the company's website or by calling in on 1-800-347-3350.

FEDERATED DEPARTMENT STORES, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended
	April 30, 2005	May 1, 2004

Net Sales	$ 3,605	$ 3,517

Cost of sales (Note 2)	2,153	2,105

Percent to sales	59.7%	59.9%

Gross Margin	1,452	1,412

Percent to sales	40.3%	40.1%

Selling, general and administrative expenses (Note 3)	1,200	1,195

Percent to sales	33.3%	33.9%

Operating Income	252	217

Percent to sales	7.0%	6.2%

Interest expense - net	(54)	(60)

Income Before Income Taxes	198	157

Federal, state and local income tax expense	(75)	(60)

Net Income	$ 123	$ 97

Basic Earnings per Share	$ .73	$ .54

Diluted Earnings per Share (Note 4)	$ .71	$ .53

Average common shares:
Basic	168.8	180.5
Diluted	172.8	184.2

Depreciation and amortization expense	$ 178	$ 177

FEDERATED DEPARTMENT STORES, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

Notes:

(1)     Because of the seasonal nature of the retail business, the results of operations for the 13 weeks ended April 30, 2005 and May 1, 2004 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)     Merchandise inventories are primarily valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method. Application of this method did not impact cost of sales for the 13 weeks ended April 30, 2005 or May 1, 2004. For the 13 weeks ended May 1, 2004, cost of sales includes inventory valuation adjustments of $4 million related to the Burdines-Macy's consolidation.

(3)     For the 13 weeks ended May 1, 2004, selling, general and administrative expenses include $15 million of costs incurred in connection with the Macy's home store centralization, the Burdines-Macy's consolidation and other store closings.

(4) For the 13 weeks ended May 1, 2004, store closing and consolidation costs and Macy's home store centralization costs (See notes 2 and 3) amounted to $.06 per diluted share.

FEDERATED DEPARTMENT STORES, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	April 30,	January 29,	May 1,
	2005	2005	2004
ASSETS:
Current Assets:
Cash and cash equivalents	$ 918	$ 868	$ 913
Accounts receivable	3,313	3,418	3,100
Merchandise inventories	3,413	3,120	3,498
Supplies and prepaid expenses	125	104	121
Total Current Assets	7,769	7,510	7,632

Property and Equipment - net	5,888	6,018	6,081
Goodwill	260	260	262
Other Intangible Assets - net	378	378	378
Other Assets	711	719	270

Total Assets	$15,006	$14,885	$14,623

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt	$ 1,226	$ 1,242	$ 916
Accounts payable and accrued liabilities	2,789	2,707	2,754
Income taxes	227	324	152
Deferred income taxes	63	28	-
Total current liabilities	4,305	4,301	3,822

Long-Term Debt	2,635	2,637	3,149
Deferred Income Taxes	1,108	1,199	1,025
Other Liabilities	586	581	580
Shareholders' Equity	6,372	6,167	6,047

Total Liabilities and Shareholders' Equity	$15,006	$14,885	$14,623

FEDERATED DEPARTMENT STORES, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

	13 Weeks Ended
	April 30, 2005	May 1, 2004
Cash flows from operating activities:
Net income	$ 123	$ 97
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	177	176
Amortization of financing costs	1	1
Amortization of unearned restricted stock	1	1
Changes in assets and liabilities:
Decrease in proprietary and other accounts receivable not separately identified	121	152
Increase in merchandise inventories	(294)	(282)
Increase in supplies and prepaid expenses	(21)	(22)
Decrease in other assets not separately identified	7	-
Increase in accounts payable and accrued liabilities not separately identified	89	128
Decrease in current income taxes	(97)	(209)
Increase (decrease) in deferred income taxes	(56)	29
Increase in other liabilities not separately identified	5	2
Net cash provided by operating activities	56	73

Cash flows from investing activities:
Purchase of property and equipment	(36)	(72)
Capitalized software	(16)	(17)
Increase in non-proprietary accounts receivable	(16)	(39)
Collection of notes receivable	-	17
Disposition of property and equipment	7	1
Net cash used by investing activities	(61)	(110)

Cash flows from financing activities:
Debt issued	-	9
Debt repaid	(18)	(2)
Dividends paid	(23)	(22)
Increase (decrease) in outstanding checks	(8)	9
Acquisition of treasury stock	(1)	(90)
Issuance of common stock	105	121
Net cash provided by financing activities	55	25

Net increase (decrease) in cash and cash equivalents	50	(12)
Cash and cash equivalents at beginning of period	868	925

Cash and cash equivalents at end of period	$ 918	$ 913

Note - Certain reclassifications were made to prior year's amounts to reflect increases in non-proprietary accounts receivable as cash used by investing activities instead of operating activities to conform with the classifications of such amounts for the most recent year.